UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2007

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 4, 2007, Exelixis, Inc. (the “Company”) announced that interim data from the ongoing Phase 2 clinical trial of XL647 in previously untreated patients with Stage IIIB or IV non-small cell lung cancer (NSCLC) were presented at the 12th International Association for the Study of Lung Cancer (IASLC) World Conference on Lung Cancer. The data reported at IASLC suggest that XL647 has the potential for utility in patients with both mutated and wild type EGFR. The Company reported that over 60% of evaluable patients in the Phase 2 clinical trial have had partial responses or stable disease as their best response. Objective responses were observed in NSCLC patients with both mutationally activated and wild-type EGF receptor. The data reported at IASLC also highlighted that patients had milder EGFR-related side effects (rash and diarrhea) than previously described with other EGFR inhibitors and retained potent anti-tumor activity with durable responses and stable disease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: September 10, 2007	By:	/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary